Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 18, 2004, except as to Note 19, for which the date is April 5, 2004, relating to the consolidated financial statements and financial statement schedules, which appear in CSK Auto Corporation’s Annual Report on Form 10-K for the fiscal year ended February 1, 2004.

PricewaterhouseCoopers LLP

Phoenix, Arizona
September 20, 2004